Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, in his or her capacity as an officer of Willis Lease Finance Corporation (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his or her knowledge:
•the Annual Report of the Company on Form 10-K for the year ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: March 14, 2022

/s/ Charles F. Willis, IV
Charles F. Willis, IV
Chairman of the Board and Chief Executive Officer

/s/ Scott B. Flaherty
Scott B. Flaherty
Chief Financial Officer